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                                                                    EXHIBIT 23.1



                              ACCOUNTANTS' CONSENT
                              --------------------


The Board of Directors
O'Charley's Inc.:



We consent to incorporation by reference in the registration statements (No. 33-69934, No. 33-39869, No. 33-39872, No. 33-51258, No. 33-51316, and No.
33-51338 on Form S-8) of O'Charley's Inc. of our report dated February 6, 1998, relating to the balance sheets of O'Charley's Inc. as of December 28, 1997 and December 29, 1996, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 28, 1997, which report appears in the December 28, 1997 annual report on Form 10-K of O'Charley's Inc.



                                         /s/ KPMG Peat Marwick LLP

                                         KPMG PEAT MARWICK LLP



Nashville, Tennessee
March 26, 1998